Exhibit 10.11

NONCOMPETE AGREEMENT

THIS NONCOMPETE AGREEMENT is made as of the      day of                     , 2004 (the “Effective Date”) by and between INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), and                      (the “Employee”).

W I T N E S S E T H :

WHEREAS, the Employee was a                      of Walnut Ventures, Inc., a Nevada corporation (“Walnut”);

WHEREAS, the Company acquired all of the issued and outstanding capital stock and goodwill of Walnut through a reverse merger transaction pursuant to the terms of an Agreement and Plan of Merger of even date herewith (the “Merger”);

WHEREAS, in connection with the Merger, the Employee and the Company have entered into an Employment Agreement of even date herewith pursuant to which the Employee will be employed by the Company; and

WHEREAS, in connection with the Merger and in consideration thereof, the Company has required the Employee to enter into this Noncompete Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1. Recitals. The foregoing recitals are true and complete and incorporated herein by this references.

2. Covenant Not to Compete.

a. The Employee covenants and agrees that during the Employee’s employment by the Company, and thereafter for a period of one (1) year following the termination of the Employee’s employment with the Company for any reason, the Employee will not:

i. directly or indirectly engage in, continue in or carry on the business of any corporation, partnership, firm or other business organization which is now, becomes or may become a competitor of the Company or any business substantially similar thereto, including owning or controlling any financial interest in, any corporation, partnership, firm or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

ii. consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now, becomes or may become a competitor of the Company in any aspect of the Company’s business during the Employee’s employment with the Company, including, but not limited to: advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; or loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction whether or not on an arms’ length basis with any such competitor; or

iii. solicit business of the same or similar type being carried on by the Company, from a customer of the Company, whether or not the Employee had personal contact with such person during and by reason of the Employee’s employment with the Company; or

iv. solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is or was an employee of the Company at any time during the time Employee was employed by the Company, or in any manner induce or attempt to induce any employee of the Company to terminate the employee’s employment with the Company; or

v. engage in any practice the purpose of which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of, or which adversely affects, the business or the Company;

provided, however, that the foregoing shall not preclude the Employee’s ownership of not more than 2% of the equity securities of a corporation which has such securities registered under Section 12 of the Securities Exchange Act of 1934, as amended.

b. In the event of any breach of this covenant not to compete, the Employee recognizes that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this Agreement. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Employee against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of this covenant not to compete, and the duration of this covenant not to compete shall be extended in an amount which equals the time period during which the Employee is or has been in violation of this covenant not to compete.

c. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent necessary to render it enforceable.

d. For the purposes of this Agreement, the term “Company” shall be deemed to include the Company, as well as its subsidiaries and affiliates.

3. Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by telecopier, facsimile transmission or other electronic means of transmitting written documents (as long as receipt is acknowledged) or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee, to the address set forth on the signature page

If to the Company:	4307 Bay Club Circle
Tampa, FL 33607
Attn: Frank J. McPartland

With a copy to:	Foley & Lardner LLP
100 North Tampa Street
Suite 2700
Tampa, Florida 33602
Attn: Martin A. Traber

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

4. Miscellaneous. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by the parties hereto. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Employee’s employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Employee which are not set forth in this Agreement. Any prior agreement relating to the Employee’s employment with the Company is hereby superceded and void, and is no longer in effect. This Agreement shall be binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Employee and his heirs, executors, administrators and legal representatives. Except as expressly set forth herein, no party shall assign any of his or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions. Each party to this Agreement (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Hillsborough County, Florida, (b) stipulates that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is Hillsborough County, Florida, for state court proceedings, and the Middle District of Florida, Tampa Division, for federal district court proceedings, and (c) waives any defense, whether asserted by a motion or pleading, that Hillsborough County, Florida, or the Middle District of Florida, Tampa Division, is an improper or inconvenient venue. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument. This Agreement has been jointly drafted by the respective representatives of the parties and no party shall be considered as being responsible for such drafting for the purpose of applying any rule constituting ambiguities against the drafter or otherwise.

EACH PARTY TO THIS AGREEMENT KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THE PARTY AND ANY OTHER PARTY WITH RESPECT TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

INTERSEARCH GROUP, INC., a Florida corporation

By:
Frank. J. McPartland
Chief Executive Officer

EMPLOYEE:

Address of Employee: